EXHIBIT 32.2
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                          SECTION 1350 CERTIFICATION


      In connection with the Quarterly Report of Landauer, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
M. O'Connell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      i. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                    /s/ James M. O'Connell
                                    ----------------------------------------
                                    Chief Financial Officer

May 6, 2005




[Signed originals of these written statements required by Section 906 have been provided to Landauer, Inc. and will be retained by Landauer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]